EXHIBIT 5.1

                     [SCHIFF HARDIN & WAITE LETTERHEAD]

                                May 13, 1998


   AAR CORP.
   One AAR Place
   1100 North Wood Dale Road
   Wood Dale, Illinois  60191

   Ladies and Gentlemen:

        We have acted as counsel to AAR CORP., a Delaware corporation (the "Company"), and are rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Company's: (i) Common Stock, par value $1.00 per share (the "Common Stock"); (ii) Preferred Stock, par value $1.00 per share (the "Preferred Stock"); (iii) Depositary Shares representing shares of the Preferred Stock (the "Depositary Shares"); (iv) Debt Securities (the "Debt Securities"); and (v) Warrants to purchase Common Stock, Preferred Stock, Debt Securities, or Depositary Shares (the "Warrants"), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $200,000,000.

        The Debt Securities may be issued pursuant to an Indenture between the Company and U.S. Bank Trust National Association (formerly known as First Trust, National Association, as successor in interest to Continental Bank, National Association), as Trustee, as supplemented (collectively, the "Indenture"). The Depositary Shares will be deposited under a Deposit Agreement between the Company and a bank or trust company as Depositary and evidenced by Depositary Receipts. The Warrants will be issued either independently or together with Common Stock, Preferred Stock, Depositary Shares, or Debt Securities and will be issued pursuant to a Warrant Agreement between the Company and a Warrant Agent.

        In connection with our opinion, we have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for the purposes of this opinion. Based upon such examination, we are of the following opinions:

        1. The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Delaware.

        2. The Common Stock has been duly authorized and will be validly issued, fully paid, and nonassessable at such time as: (i) the Registration Statement has become effective under the Securities





   Act, (ii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with resolutions of the Board of Directors of the Company and the Company's Restated Certificate of Incorporation and By-laws, and (iii) the Common Stock has been duly issued and sold as contemplated by the Registration Statement and the Company's Restated Certificate of Incorporation and By-laws.

        3. The Preferred Stock has been duly authorized and will be validly issued, fully paid, and nonassessable at such time as: (i) the Registration Statement has become effective under the Securities Act, (ii) an appropriate Certificate or Certificates of Designations relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware, (iii) the terms of the issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with resolutions of the Board of Directors of the Company and the Company's Restated Certificate of Incorporation (including the Certificate or Certificates of Designation) and By-laws, and (iv) the shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement and the Company's Restated Certificate of Incorporation (including the Certificate or Certificates of Designation) and By-laws.

        4. The Depositary Shares will be validly issued and the Depositary Receipts will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles at such time as: (i) the Registration Statement has become effective under the Securities Act, (ii) the Deposit Agreement relating to the Depositary Shares has been duly authorized, executed and delivered,
   (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with resolutions of the Board of Directors of the Company and the Deposit Agreement, (iv) the class or series of Preferred Stock that is represented by the Depositary Shares has been duly authorized, validly issued and delivered to the Depositary, (v) the Depositary Receipts evidencing the Depositary Shares have been duly executed, countersigned and issued against deposit of the class or series of Preferred Stock in accordance with the Deposit Agreement, and (vi) the Depositary Shares have been duly issued and sold as contemplated by the Registration Statement and the Deposit Agreement.

        5. The Debt Securities will be valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles at such time as: (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with resolutions of the Board of Directors of the Company and the Indenture, (iii) the Debt Securities





   have been duly executed and authenticated in accordance with the Indenture, and (iv) the Debt Securities have been duly issued and sold as contemplated by the Registration Statement and the Indenture.

        6. The Warrants will be valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles at such time as: (i) the Registration Statement has become effective under the Securities Act, (ii) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with resolutions of the Board of Directors of the Company and the Warrant Agreement, (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and, (v) the Warrants have been duly issued and sold as contemplated by the Registration Statement and the Warrant Agreement.

        We express opinions herein with respect to the applicability of the laws of the State of Illinois, the United States Federal laws and the General Corporation Law of Delaware, and we express no opinion as to the laws of any other jurisdiction.

        We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible, and we have assumed that the Deposit Agreement will be duly authorized, executed, and delivered by the Depositary thereunder, and that the Warrant Agreement will be duly authorized, executed, and delivered by the Warrant Agent thereunder, assumptions which we have not independently verified.

        We hereby consent to the use of this opinion for filing with the Registration Statement as Exhibit 5.1 thereto and the reference to us under the caption Legal Opinions in the Prospectus contained in the Registration Statement.

                                 Very truly yours,

                                 SCHIFF HARDIN & WAITE

                                 By:  /s/  ROBERT J. REGAN
                                      -----------------------------
                                           Robert J. Regan